Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 20, 2006 on the consolidated financial statements of Lincoln Gold Corporation (the “Company”) as of December 31, 2005 and for the year then ended that are n i cluded in the Company’s Form 10-KSB, which is included, by reference, in the Company’s Form S-8 Registration Statement filed with the United States Securities and Exchange Commission on September 27, 2004.

CHARTERED ACCOUNTANTS

Vancouver, Canada

March 31, 2006